Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT is made and entered into by and between Seen on Screen TV , Inc., a Nevada corporation, ("Client"), and VoiceFlix, Inc. a Nevada corporation ("Consultant").

WHEREAS, Client desires to secure the services of Consultant and Consultant desires to provide such services.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1. Consultant's Services
1.1.	The term of the Consultant's engagement under this Agreement shall commence on the Effective Date and shall continue until March 1, 2016 unless sooner terminated as provided in Section 5 below.
1.2.	Consultant shall render services: including building of product websites, design and creation of graphic elements and advertising work product and deliverables, video production, logo design, graphic design, multi-media production, management of advertising campaigns, both online and offline, and technological advice from time to time as requested by Client (the "Services").
1.3.	Client understands that Consultant will not render legal advice, nor act as an investment advisor or broker-dealer within the meaning of applicable state and Federal securities laws.
1.4.	Client and Consultant each understand that Client has no obligation whatsoever to accept or act upon any advice, or use any work product or media produced or information furnished to Client by Consultant.

2. Compensation and Benefits
2.1.	For the services rendered by Consultant pursuant to this Agreement, the Client shall issue to the Consultant four million (4,000,000) shares of 144 restricted common stock, with said Shares being issued in a single stock certificate. Said shares will be issued on the last day of each period by the Company's agent, Registrar and Transfer Co, and mailed directly to Consultant at the address listed herein below. Such arrangement will be subject to a standing order submitted by the Company to Registrar and Transfer Co., a copy of which is attached hereto as Exhibit A.
2.2.	Notwithstanding the terms of Items 2.1, if, in connection with any Services or matters that are subject of this Agreement, Consultant becomes involved in any capacity in any action or legal proceeding, during the term of this Agreement, or after the termination of this Agreement under the terms, unless such content is attributable to Consultant's sole negligence or willful misconduct, the Client agrees to reimburse Consultant for the reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) incurred by Consultant.

3. Retainer
3.1.      No cash retainer amount is or has been paid to Consultant by Client.

4. Taxes
4.1.	All taxes and other charges imposed by federal, state, or local governments with respect to the Consultant's fees and reimbursable expenses, including, but not limited to, any income taxes, sales or gross receipts tax or workers' compensation premiums, shall be the responsibility of, and paid by, the Consultant.

5.	Termination of Consultant's Services Consultant's performance of consulting services pursuant to this Agreement shall terminate upon any of the following events:
5.1.	Consultant's written election to terminate services for the Company, to be effective ten (10) days thereafter unless an earlier effective date is specified by Client.

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5.2.      Company's written election to terminate Consultant's consulting services for any reason whatsoever.
5.3.      Upon the mutual agreement of the parties hereto.

6.	Representations of the Consultant In connection with the issuance of the Shares as set forth in Section 2(a) above, the Consultant represents and warrants as follows:

6.1.	Risk of Loss. The Consultant is able to bear the economic risk of an investment in the Client and has the ability to hold the Shares acquired indefinitely and the ability to suffer a complete loss of investment.
6.2.	Investment Intent and Resale Restrictions. The Consultant has acquired the Shares for investment and not with a view to further distribution, and the Consultant has no present agreement, understanding, or arrangement to subdivide the Shares or to offer for sale, sell or otherwise transfer any portion of the Shares to any person. The Consultant further understands and agrees that a restrictive investment legend will be placed on any certificate(s) evidencing the Shares which is issued to it under this agreement.
6.3.	Business Acumen. The Consultant has knowledge and experience in Drupal website development, video production and advertising and marketing matters, either through its officers, directors or agents or with its purchaser representative (if any), and is capable of evaluating the merits and risks of investing in the Company.
6.4.	Financial Resources. The Consultant has adequate financial resources and other means of providing for its current needs and contingencies and has no need for liquidity in this investment in the Shares being acquired by Consultant.
6.5.	Limited Market for Shares. The Consultant understands the Shares are currently traded under the symbol (SONT), but that there is a limited market for the Company's shares and the Consultant cannot expect to be able to liquidate this investment readily in case of any emergency. The Consultant understands that the Client has no obligation to repurchase the Shares or to register a sale or distribution of them.

7.	Representations of the Company In connection with the issuance of the Shares as set forth in Section above, the Company represents and warrants as follows:
7.1.	In order to provide the Services, Consultant must at all times rely upon the accuracy and completeness of the material and information supplied to Consultant by Client's officers, directors, agents and employees.
7.2.	Company recognizes and confirms that Consultant will not undertake to independently verify the material and information provided to it by Company.
7.3.	The Company hereby represents that all requests for the creation of multimedia production concerning the Company (i) does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, and (ii) have been and will be correct in all material respects.
7.4.	The Company represents and warrants that all information it discloses to Consultant shall be a true representation of the status of the Company at the time disclosed, void of any fraudulent content and any intentional misrepresentations. The Company shall be solely responsible for the content the Company discloses to outside third parties.
7.5.	Consultant agrees not to make any representation, warrantees or promises to third parties in relation to Client's business.

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8. Disclaimer of Responsibility for Acts of the Company
8.1.	The obligations of the Consultant described in this Agreement consist solely of the furnishing of proofs of multimedia assets to the Company.
8.2.	In no event shall Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company.
8.3.	All final decisions with respect to publishing and other acts of the Company or its subsidiaries or affiliates, whether or not made pursuant to or in reliance on proofs, information or advice furnished by Consultant hereunder, shall be those of the Company or such subsidiary or affiliates, and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decision.

9. Remedies Upon Termination
9.1.	If Consultant's consulting services are terminated as a result of death or disability or are terminated by the Client pursuant to Section 5 above, then Consultant shall be entitled to retain ownership of all Shares, in each case without reduction and/or adjustment of any kind.
9.2.	If Consultant's consulting services are terminated by the Consultant pursuant Section 5 or by the Client pursuant to Section 5 above, then Consultant shall be entitled to retain ownership of a pro-rata share of the Shares based upon the portion of the term of this Agreement completed by the Consultant prior to its termination and the Consultant shall return the remaining portion of the Shares to the Company.
9.3.	All work product created through date of termination will remain property of client. C-panel access and cloud strange for source files will be provided to at no additional expenses for 90 days. Client will be bound by any licensing requirements of purchased assets.

10.          Confidentiality of Client Information
10.1.	Consultant and Client agree that Consultant may use Client Information only in pursuance of providing the Services to Client.
10.2.	Further, except for any Client Information that (i) is or becomes publicly available without breach of this Agreement, (ii) can be shown by documentation to have been known to the Consultant at the time of its receipt from the Client, (iii) is received from a third party who did not acquire or disclose such information by a wrongful or tortious act, or (iv) can be shown by documentation to have been independently developed by the Consultant without reference to any Client Information, the Consultant will not disclose Client Information to anyone without the Client's consent.
10.3.	The provisions of this Item 10 shall survive the termination of this Agreement.

11.          Indemnification
11.1.	Client shall defend, indemnify and hold Consultant harmless from and against all claims asserted by a third party and any and all related damages, losses and expenses, including attorneys' fees, to the extent such claims arise out of or result from the services performed by Consultant on behalf of Client, absent sole negligence or willful misconduct of Consultant.
11.2.	Notwithstanding the foregoing, Consultant shall not be liable, and the Client and its directors and officers hereby release and waive any claims that may arise against Consultant, with respect to any advice provided in good faith by Consultant to the Client or its directors or officers.
11.3.    The provisions of this Item 11 shall survive the termination of the Agreement.

12.          Term of Agreement
12.1.	This Agreement is effective as of the date of this Agreement, and may be terminated by either Client or Consultant with or without cause by giving written notice of termination. Such notice of termination will be effective upon giving of said notice, or as may otherwise be stated in the notice.

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Notice shall be deemed given when personally delivered, or when mailed, postage prepaid, by registered or certified mail, to the party so to be notified at the address of such party last of record with the party giving such notice.  In addition, notice shall be deemed given if faxed or e-mailed to the party so to be notified by the party giving such notice.
12.2.	In the event this Agreement is terminated, Client will be obligated to comply to the extent that any remaining balance of a retainer may be offset against a final invoice hereof for any fees or reimbursable expenses for the Services. In the event that the amount of the final invoice is less than the balance of the retainer, the amount of the retainer in excess of the amount of the final invoice will be mailed, postage prepaid, to Client within ten (10) days of termination of this Agreement.

13.          Independent Contractor
13.1.	Consultant will be an independent contractor at all times while performing the Services.
13.2.	Consultant will not obligate or bind Client in any way.
13.3.	This Agreement shall not be interpreted as creating or evidencing any association, joint venture or partnership between Client and Consultant or as imposing any partnership obligation or liability on Client or Consultant or as imposing any partnership obligation or liability on Client or Consultant.

14.          Non-Exclusivity
14.1.	The Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or a similar nature to those described in this Agreement, or of any nature. Consultant shall have the right to perform services for others during the duration of this agreement without the knowledge of Client.

15.          Assignment
15.1.	Neither party will (by contract, operation of law or otherwise) assign this Agreement or any right under this Agreement without the prior written consent of the other party.

16.          Entire Agreement
16.1.    This Agreement states the entire agreement between Client and Consultant with regard to the Services.

17.          Governing Law
17.1.	This Agreement shall be deemed to have been made and entered into in the State of Washington, and shall be governed by the laws of said state.

A facsimile or email transmission of this signed agreement shall be legal and binding on all parties hereto.  The agreement may be signed in one or more counterparts, each of which shall be deemed an original.

Agreed to this Monday, October 26,2015.

CLIENT		CONSULTANT

By	ANTOINE JARJOUR	By	AMBER JOY FINNEY

Antoine Jarjour		Amber Joy Finney
Seen on Screen TV, Inc.		VoiceFlix, Inc

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EXHIBIT "A"

10/26/15

Registrar and Transfer Co.
10 Commerce Drive
Cranford, NJ 07016-1010

    Re:  Order for Issuance of 144 Restricted Shares and Certificates to Consultant, VOICEFLIX, INC for services rendered.

You are hereby authorized and directed, as Transfer Agent and Registrar for the common stock, par value $0.001 per share (the "Common Stock"), of Seen on Screen TV, Inc. (SONT) to register and countersign certificates representing the indicated number of shares of Common Stock below to the above-referenced Consultant with the legend below printed on each such certificate.  The effective date of each issuance is also indicated below.  Please follow normal Seen on Screen TV, Inc. procedures for issuance of the certificates according to the schedule below unless you are instructed by SONT before any such date that this letter of instruction is revoked.  Please mail each certificate by certified mail, return receipt requested, to Consultant at the address set forth below on the date indicated below and report each transaction to Seen on Screen TV, Inc. in accordance with normal procedures.

Consultant:

VoiceFlix , Inc
12515 NE 117 Place #H-4
Kirkland, WA 98034
EIN: 46-3636526

1)         4,000,000 shares. (Four million shares) October 26, 2015

Thank you.
Sincerely,

ANTOINE JARJOUR
Antoine Jarjour
Chief Executive Officer, Seen on Screen TV, Inc.

Restrictive Legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

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SEEN ON SCREEN TV,  INC.
STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (the "Agreement") entered into as of the 26th day of October, 2015, by and between Seen on Screen TV, Inc. (SONT) a Nevada corporation (the "Seller"), and VoiceFlix, Inc, a Nevada Corporation (the "Purchaser")

WHEREAS, the Purchaser desires to purchase, and the Seller desires to sell, an aggregate of 4,000,000 shares (the "Shares") of the common stock of Seen on Screen TV, Inc. par value $0.001 per share (the "Common Stock"), upon the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Seller hereby agree as follows:

SECTION 1:  SALE OF THE SHARES

1.1 Sale of the Shares.  Subject to the terms and conditions hereof, the Seller will sell and deliver to the Purchaser and the Purchaser will purchase from the Seller, upon the execution and delivery hereof, the Shares for services rendered.

SECTION 2:  CLOSING DATE; DELIVERY

2.1 Closing Date.  The closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held immediately following the delivery to the Seller by the Purchaser, this Agreement and the payment referred to in Section 1 hereof.

2.2 Delivery at Closing.  At the Closing, the Seller will deliver to the Purchaser a stock certificate registered in the Purchaser's name, representing the number of Shares to be purchased by Purchaser hereunder, against payment of the purchase price as indicated above.

SECTION 3:  REPRESENTATIONS AND WARRANTIES OF PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

3.1 Transfer of Shares.  The Shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefore.

3.2 Experience.  The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of investment in the Shares and of making an informed investment decision. The Purchaser has adequate means of providing for the Purchaser's current needs and possible future contingencies and the Purchaser has no need, and anticipates no need in the foreseeable future, to sell the Shares for which the Purchaser purchases.  The Purchaser is able to bear the economic risks of this investment and, consequently, without limiting the generality of the foregoing, the Purchaser has sufficient net worth to sustain a loss of the Purchaser's entire investment in the Shares in the event such loss should occur.  Except as otherwise indicated herein, the Purchaser is the sole party in interest as to its investment in the Shares, and it is acquiring the Shares solely for investment for the Purchaser's own account.

3.3 Investment; Access to Data.  The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Shares and an investment in the Common Stock.  The Purchaser has been furnished with materials requested and has been afforded the opportunity to ask questions and receive answers concerning the Shares.  Representatives of the Seller have answered all inquiries that the Purchaser has made.

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SECTION 4:  MISCELLANEOUS

4.1 Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Washington, United States of America, without regard to conflicts of laws principles thereof.

4.2 Survival.  The terms, conditions and agreements made herein shall survive the Closing.

4.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

4.4 Entire Agreement; Amendment; Waiver.  This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof.

Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

4.5 Counterparts.  This Agreement may be executed in separate counterparts (including by facsimile or .pdf file) each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

IN WITNESS WHEREOF, the Seller and Purchaser have hereunto set their hands as of the day and year first above written.

Company

X ANTOINE JARJOUR
President and Principal Executive Officer
Seen on Screen TV, Inc.
4017 Colby Avenue
Everett, WA 98201
Email: Antoine@seenonscreentv.com
EIN: 52-2352724

Buyer

X AMBER J. FINNEY
Amber J. Finney
President & CEO
VoiceFlix, Inc
12515 NE 117 Place, #H-4
Kirkland, WA 98034 USA
Email: amber@voiceflix.com
EIN: 46-3636526

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